Exhibit 24(c)1
November 18, 2020

David P. Poroch, Andrew W. Evans and Melissa K. Caen

Gentlemen and Ms. Caen:

    Georgia Power Company (the “Company”) proposes to file or join in the filing of reports under the Securities Exchange Act of 1934, as amended, with the Securities and Exchange Commission with respect to the following: (1) the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and (2) the Company’s Quarterly Reports on Form 10-Q during 2021.
    The Company and the undersigned directors and officers of the Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint each of you our true and lawful Attorney for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission in connection with the foregoing said Annual Report on Form 10-K, said Quarterly Reports on Form 10-Q and any necessary or appropriate amendment or amendments to any such reports, to be accompanied in each case by any necessary or appropriate exhibits or schedules thereto.

Yours very truly,
GEORGIA POWER COMPANY
By	/s/W. Paul Bowers
W. Paul Bowers Chairman and Chief Executive Officer

/s/W. Paul Bowers W. Paul Bowers	/s/Kessel D. Stelling, Jr. Kessel D. Stelling, Jr.
/s/Mark L. Burns Mark L. Burns	/s/Charles K. Tarbutton Charles K. Tarbutton
/s/Jill Campbell Jill Campbell	/s/Clyde C. Tuggle Clyde C. Tuggle
/s/Shantella E. Cooper Shantella E. Cooper	/s/Christopher C. Womack Christopher C. Womack
/s/Lawrence L. Gellerstedt, III Lawrence L. Gellerstedt, III	/s/David P. Poroch David P. Poroch
/s/Douglas J. Hertz Douglas J. Hertz	/s/Sarah P. Adams Sarah P. Adams
/s/Thomas M. Holder Thomas M. Holder

Extract from unanimous written consent of the board of directors of Georgia Power Company.

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RESOLVED: That for the purpose of signing the reports under the Securities Exchange Act of 1934 to be filed with the Securities and Exchange Commission with respect to the filing of this Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and its 2021 Quarterly Reports on Form 10-Q, and any necessary or appropriate amendment or amendments to any such reports, the Company, the members of its board of directors and its officers are authorized to give their several powers of attorney to David P. Poroch, Andrew W. Evans and Melissa K. Caen.

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The undersigned officer of Georgia Power Company does hereby certify that the foregoing is a true and correct copy of a resolution duly and regularly adopted at a meeting of the board of directors of Georgia Power Company, duly held on November 18, 2020, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.

Dated: February 17, 2021	GEORGIA POWER COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary